UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2025

CRYO-CELL INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40767	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd.
Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 749-2100

Not Applicable

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCEL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Cryo-Cell International, Inc. (“Cryo-Cell”) has received from Duke University ("Duke") a notice of termination as of May 17, 2025, of the Patent and Technology License Agreement between Cryo-Cell and Duke dated effective as of February 23, 2021 (as amended, the "Duke License Agreement"). As previously disclosed, pursuant to the Duke License Agreement, Duke granted to Cryo-Cell an exclusive license to make, have made, use, import, offer for sale, sell and otherwise commercially exploit certain licensed products and to practice certain licensed processes, and the exclusive right to use certain regulatory data and technical information in connection with such licensed patent rights, in the treatment, prevention, cure, reduction, mitigation or other management of certain diseases in humans. Duke’s notice of termination is based on its claim that Cryo-Cell breached the Duke License Agreement, which Duke asserted after Cryo-Cell filed its previously disclosed demand for arbitration against Duke with the American Arbitration Association alleging that Duke fraudulently induced Cryo-Cell to enter the Duke License Agreement and that Duke breached the agreement on various occasions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cryo-Cell International, Inc.

Date:	May 22, 2025	By:	/s/ David Portnoy
David Portnoy, Chairman and Co-CEO